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                                                                 EXHIBIT 10.3(A)
                      U. S. SMALL BUSINESS ADMINISTRATION
                          SAN ANTONIO DISTRICT OFFICE
                                FEDERAL BUILDING
                          727 EAST DURANGO - ROOM A527
                            SAN ANTONIO, TEXAS 78206

                                                  Loan Number GP-767,982-3006-SA

                        AUTHORIZATION AND LOAN AGREEMENT
                                (GUARANTY LOANS)

Liberty National Bank
900 Congress Avenue
Austin, Texas 78701

Your request dated September 16, 1994, for SBA to Guarantee 53.57% of a Loan in the amount of $1,400,000 to be made by lender to

SURREY, INC. (A TEXAS CORPORATION)
13110 Trails End Road
Leander, Texas 78641

is hereby approved pursuant to Section 7(a) of the Small Business Act as amended.

         1.      THE FOLLOWING FORMS ARE HEREWITH ENCLOSED:

                 a. Three copies of SBA Note, one to be executed by the Borrower, the other two to be conformed. The original executed copy must be retained by you and one conformed copy must be sent to SBA immediately after first disbursement, together with a guaranty fee of 2% of the amount guaranteed. This fee shall be paid by Lender within 90 days of the date of this Authorization and Lender may charge the Borrower for such fee only after the Lender has paid the fee and an initial disbursement was made on the loan.

                 b. Copies of the SBA Settlement Sheet, Form 1050, are to be completed and executed by Lender and Borrower to reflect each disbursement. Prompt reporting of disbursements is necessary. Return the first two copies ("Denver FOD" copy and "Servicing Office" copy) to SBA.

                 c. Compensation Agreements, Form 159, shall be executed by Borrower, each representative and Lender and returned to SBA if Borrower has employed an attorney, accountant or other representative, or if Borrower is charged fees for services by Lender or an associate of Lender. If no such fees have been charged, please write "None" and return the form, executed by the Lender and Borrower, to SBA.





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                 d.       The original of this Authorization (and documents
                 itemized below if any) shall be executed prior to first disbursement and retained in loan file by the Lender. A copy of the Authorization, amendments and itemized documents should be given to the Borrower.

         2.      THIS AUTHORIZATION IS SUBJECT TO:

                 a. Provisions of the Guaranty Agreement between Lender and SBA, dated January 18, 1991.

                 b. First disbursement of the Loan being made not later than three (3) months (January 17, 1995), and no disbursement bang made later than six (6) months (April 17, 1995), from the date of this Authorization, unless such time is extended pursuant to prior written consent by SBA.

                 c. Receipt by Lender of evidence that there has been no unremedied adverse change since the date of the Application, or since any of the preceding disbursements, in the financial or any other condition of Borrower, which would warrant withholding or not making any such disbursement or any further disbursement.

                 d. The representations made by Borrower in its loan application, the requirements or conditions set forth in Lender's application form, including the supporting documents thereto, the conditions set forth herein and any future conditions imposed by Lender (with prior SBA approval).

         3.      TERMS OF LOAN:

                 a.       Repayment term, interest rate(s), and maturity.

                          Initial interest rate shall be 9.50%;
                          Interest rate shall vary each quarter and shall not
                            exceed prime rate plus 1.75%;
                          Installment amount shall be $16,329 beginning one
                            (1) month from date of note;
                          Frequency of installments shall be monthly; Maturity of loan shall be Twelve (12) years from date of note; and all other terms and conditions stated in the SBA Note (SBA Form 147) provided with this Authorization and Loan Agreement.

                 b. Use of Proceeds: (Show specific uses for which loan is authorized.)

                          (1)     Approximately $150,000 to make improvements.





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                          (2)     Approximately $1,123,000 for debt repayment
                                  as follows:
                                  (a)      approximately $42,000 to Liberty
                                           National Bank to refinance existing
                                           equipment term loans.
                                  (b)      approximately $18,000 to North Rim
                                           Development (R. Luce) refinance
                                           existing real estate loan.
                                  (c)      approximately $388,000 to The Money
                                           Store Investment Corporation/SBA to
                                           refinance existing SBA loan.
                                  (d)      approximately $245,000 to Liberty
                                           National Bank/SBA to refinance
                                           existing SBA loan.
                                  (e)      approximately $130,000 to Liberty
                                           National Bank/SBA to refinance
                                           existing SBA loan.
                                  (f)      approximately $300,000 to Liberty
                                           National Bank to term out an existing
                                           revolving line of credit loan.

                          (3) Approximately $ 127,000 for working capital accounts payable.

                                  TOTAL LOAN $1,400,000

                          (4) Proceeds not expended for purposes indicated above may be disbursed for operating expenses provided the amount does not exceed $15,000.

                          (5) In order to eliminate the need of numerous joint payee checks for small amounts, Lender is authorized to make disbursements to borrower of $10,000 for the purpose of purchasing inventory or equipment provided that subsequent like disbursements are withheld until borrower has accounted for the earlier disbursement by presentation to Lender of cancelled checks, paid invoices and/or receipts.

                          (6) Interim loans made by Lender subsequent to date of this Authorization for the purposes outlined above may be repaid with SBA loan proceeds (this does not include renewals of notes existing prior to SBA loan approval). SBA Form 1050 "Settlement Sheet" must show the actual use of the interim funds and correspond to the uses specified above.





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                 c.       Collateral:

                          (1) If any of the collateral pledged as security for this loan is sold in bulk or outside the normal course of business, the entire debt shall become due and payable at the option of the lender.

                          (2) Deed of Trust constituting a first lien on land and improvements located at 13110 Trails End Road, Leander, Texas. First lien to include the existing land an 30,000 sq. ft. of improvements plus the additional 9,000 sq. ft. and new septic system to be build with loan proceeds. Legal description is as being Lots No. 2, 3 and 4 of North Rim, a subdivision in Travis County, Texas according to the map or plat of record in Volume 83, pages 161A -164A, Plat Records of Travis County, Texas. Evidence of title and priority of lien will be based upon Mortgagee Title Policy.

                          (3) First lien evidenced by Security Agreement(s) and UCC-1 filing(s) on all the following now owned and hereafter acquired (including proceeds):

                                  (a)      equipment
                                  (b)      inventory
                                  (c)      furniture and fixtures

                          located at 13110 Trails End Road, Leander, Texas.

                          (4)     Second lien evidenced by Security
                          Agreement(s) and UCC-1 filing(s) on all the following now owned and hereafter acquired (including proceeds):

                                  (a)      accounts receivable

                          located at 13110 Trails End Road, Leander, Texas; subject only to a prior security interest in favor of Liberty National Bank of a $250,000 Revolving Line of Credit with a borrowing base of 70% of accounts receivable less than 60 days old.

                          (5) Prior to first disbursement the appropriate UCC lien searches must be made to determine Lender's priority of lien.

                          (6) Written agreement of stockholders that, prior to payment in full of the above described indebtedness, they will not transfer or sell any of their shares of stock in the Borrower without the prior written consent of the Lender and SBA. Failure to obtain written consent may be considered





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                          a default under the terms of the Note or this
                          Authorization.

                                  Borrower hereby agrees not to issue
                          additional stock or reclassify any of its outstanding shares of stock without the prior written consent of the Lender and SBA. Failure to obtain written consent may be considered a default under the terms of the Note or this Authorization.

                          (7) Personal guaranty on forms supplied by SBA (SBA Form 148) executed by James K. Olson and wife, Louise K. Olson.

                          (8) Personal guaranty on forms supplied by SBA (SBA Form 148) executed by John B. van der Hagen and wife, Mary A. van der Hagen.

         4. TO FURTHER INDUCE LENDER TO MAKE AND SBA TO GUARANTY THIS LOAN, LENDER AND SBA IMPOSE THE FOLLOWING CONDITIONS:

                 a.       Execution of all documents required in Item 1 above.

                 b. Reimbursable Expenses. Borrower will, on demand, reimburse Lender for any and all expenses incurred, or which may be hereafter incurred, by Lender from time to time in connection with or by reason of Borrower's application for, and the making and administration of the Loan.

                 c. Books, Records, and Reports. Borrower will at all times keep proper books of account in a manner satisfactory to Lender and/or SBA. Borrower hereby authorizes Lender or SBA to make or cause to be made, at Borrower's expense and in such manner and at such times as Lender or SBA may require, (a) inspections and audits of any books, records and papers in the custody or control of Borrower or others, relating to Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom, and (b) inspections and appraisals of any of Borrower's assets. Borrower will furnish to Lender and SBA for the 12 month period ending on the last day of the borrower's fiscal year and annually thereafter (no later than 2 months following the expiration of any such period) and at such other times and in such form as Lender may prescribe, Borrower's financial and operating statements. Borrower hereby authorizes all Federal, State and municipal authorities to furnish reports of examinations, records, and other information relating to the conditions and affairs of Borrower and any desired information from reports, returns, files and records of such authorities





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                 upon request therefor by Lender or SBA. Year-end statements to be prepared by an independent public accountant.

                 LENDER IMPOSED:

                          (1) Quarterly financial statement on business, including balance sheet, profit and loss statement, aged accounts receivable and accounts payable listings. These quarterly reports are to be submitted to Lender with 30 days of the end of each quarter. An annual Corporate tax return (Form 1120) is due within 30 days of timely filing.

                          (2) Annual personal financial statements, including cash flow statement and contingent liability statement, with 30 days of the end of each calendar year. Annual personal tax returns (Form
                          1040) is due within 30 days of timely filing.

                 d. Borrower shall not execute any contracts for management consulting services without prior approval of Lender and SBA.

                 e. Distributions, and Compensation. Borrower will not, without the prior written consent of Lender or SBA (a) if Borrower is a corporation, declare or pay any dividend or make any distribution upon its capital stock, or purchase or retire any of its capital stock, or consolidate, or merge with any other company, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any company directly or indirectly controlling or affiliated with or controlled by Borrower, or any other company, or to any officer, director or employee of Borrower, or of any such company, (b) if Borrower is a partnership or individual, make any distribution of assets of the business of Borrower, other than reasonable compensation for services, or give any preferential treatment, make any advance directly or indirectly, by way of loan, gift, bonus, or otherwise, to any partner or any of its employees or to any company directly or indirectly controlling or affiliated with or controlled by Borrower, or any other company.

                 f.       Other Provisions:

                          (1) The borrower agrees, to the extent feasible, to purchase only American-made equipment and products with the proceeds of this loan.





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                          (2)     Prior to first disbursement, the Lender must
                          be in receipt of evidence of the kind described below from an independent authoritative source which is sufficient to indicate to the Lender that the property is not in a special flood hazard area
                          (SFHA). Property is defined as the asset(s) financed as a part of the SBA financial assistance and/or other collateral deemed necessary by the field office. If such evidence is not provided to the Lender, the borrower must obtain, and maintain, a Standard Flood Insurance Policy (SFIP) or other appropriate special hazard insurance in amounts and coverages equal to the lesser of (1) the insurable value of the property or (2) the maximum amount of coverage available. Borrower can show that special flood hazard insurance has been acquired by submitting a copy of the policy or providing evidence of premium payment for the appropriate coverage to a licensed insurance agent. Borrower will not be eligible for either any future disaster assistance or SBA business loan assistance if the special flood hazard insurance is not maintained as stipulated herein throughout the entire term of this loan.

                                  As evidence that the property is not located
                          within a special flood hazard area subject to flooding, mudslides, the Lender may rely on a determination of special flood hazard area status by the borrower's property & casualty insurance company, real estate appraiser, title insurance company, a local government agency or other authoritative source acceptable to SBA which would ordinarily have knowledge of the special flood hazard area status for the property.

                          (3) Note (SBA Form 147) and all loan documents to be executed by corporate officers authorized to incur the debt in a Resolution of the Board of Directors.

                          (4) Prior to final disbursement Lender must obtain the original of the life insurance policy and an assignment of the policy acknowledged by the insuring company on the life of James K. Olson in the initial amount of $500,000, which policy may, at the option of Borrower, be decreasing term insurance. Initial disbursements may be made upon receipt of evidence from insurance company or its agent that the named insured has applied for insurance in at least the indicated amount and has





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                          paid the first month premium. Liberty National Bank
                          is to be the Assignee and hold original policy.

                          (5) Prior to final disbursement, Lender must obtain the original of the life insurance policy and an assignment of the policy acknowledged by the insuring company on the life of John B. van der Hagen in the initial amount of $500,000, which policy may, at the option of Borrower, be decreasing term insurance. Initial disbursements may be made upon receipt of evidence from insurance company or its agent that the named insured has applied for insurance in at least the indicated amount and has paid the first month premium. Liberty National Bank is to be the Assignee and hold original policy.

                          (6) Hazard insurance must be obtained by the Borrower in an amount sufficient to protect Lender's interest in collateral, with Lender shown as Loss Payee.

                          (7) Borrower agrees that any fixed asset valued in excess of $50,000 shall not be purchased in any one fiscal year without the prior written consent of the Lender.

                          (8) Prior to first disbursement, Borrower must furnish to Lender an Employer Identification Number issued by Internal Revenue Service.

                          (9) Borrower shall provide Lender with written notice of intent to prepay part or all of this loan at least 15 business days prior to the anticipated prepayment date. A prepayment shall be defined as any payment made ahead of schedule that exceeds 20% of the then outstanding balance.

                          (10) Lender agrees that, in the event of a default by the Borrower, it will execute any right of off-set available to it. All funds received are to be placed against the outstanding loan balance prior to the Bank requesting that SBA honor its guaranty.

                          (11) Prior to first disbursement, Lender shall obtain for Lender by Lender an AS-BUILT APPRAISAL EQUAL TO CONSTRUCTION COST BY STATE CERTIFIED APPRAISER INDICATING VALUE OF AT LEAST $650,000 ON LAND AND BUILDING LOCATED AT 13110 TRAILS END ROAD, LEANDER, Texas. Lender, not applicant, shall engage and issue directives to Appraiser.





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                          (12)    Prior to any disbursement of any funds and
                          prior to commencement of construction, Lender shall be in receipt of the following:

                                  (a) Copy of signed construction contract from contractor acceptable to Lender in the amount of not more than $150,000.

                                  (b) Evidence satisfactory to Lender that Builder's Risk and Workman's Compensation insurance is being carried by the contractor.

                                  (c)      Complete plans and specifications
                                  covering the proposed construction.

                                  (d) Agreement signed by Borrower that no material change in the approved plans and specifications will be ordered or permitted without prior written consent of the Lender and Surety Company issuing any surety bond.

                                  (e)      Evidence that proposed construction
                                  conforms with applicable zoning, building, and sanitary codes.

                                  (f)      SBA Form 601 (Applicant's Agreement
                                  of Compliance) executed by Borrower and
                                  Contractor.

                          (13) In the construction of a new building or an addition to a building, the construction must conform with the "National Earthquake Hazards Reduction Program Recommended Provisions for the Development of Seismic Regulations for New Buildings." Compliance with these requirements shall be evidenced by a certificate issued by a licensed building architect, construction engineer or similar professional, or a letter from a state or local government agency stating that the issuance of an occupancy permit is required and is subject to conformance with building codes and that the local building codes include the Seismic Standards.

                          (14) Lender shall make interim inspections and final inspection of the construction as it deems necessary for the sole internal use of Lender.

                          (15) Progress payments may be made by Lender at its sole discretion at intervals determined by the Lender and based upon Borrower's and Contractor's certification of amount of work completed and





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                          accepted, less 10% retainage to be disbursed upon
                          final completion of construction and execution by Borrower and Contractor of an affidavit that construction is complete and that all bills have been paid.

                          (16) Prior to first disbursement, Lender shall make a field visit to the site for environmental/general inspection and obtain from Borrower an executed Environmental Questionnaire and Disclosure Statement on 13110 Trails End Road, Leander, Texas. Lender shall review the environmental statement and field visit results and determine whether there is reason to believe that hazardous substances are present on the property which is hypothecated. If Lender makes such a determination, it shall advise SBA before any disbursement of loan proceeds. *At the sole discretion of either SBA or the Lender, Borrower may be required to obtain a Phase I Environmental Risk Report Site Assessment on the hypothecated property satisfactory to Lender and SBA.

                          (17)    Borrower represents, warrants and
                          acknowledges that:

                                  (a) at the time the loan application was submitted, Borrower was and continues to be in compliance with all Local, State and Federal laws and regulations pertaining to hazardous substances;

                                  (b)      Borrower has no knowledge of any
                                  contamination from hazardous substances of any real or personal property pledged as collateral for this loan, which is in violation of any such laws and regulations;

                                  (c) Borrower assumes full responsibility for all costs incurred in any clean-up involving hazardous substances and agrees to indemnify Lender and SBA against payment of any such costs, and further agrees to execute a separate indemnification agreement if demanded by Lender or SBA;

                                  (d)      Until full repayment of the loan,
                                  Borrower shall promptly notify Lender and SBA if it knows, suspects or believes there may be a hazardous substance in or around the real property securing this loan or if Borrower and/or such property are subject to any





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                                  investigation by any Government Agency
                                  pertaining to any hazardous substance.

This written Loan Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         5.      PARTIES AFFECTED.         This Agreement shall be binding upon
         Borrower and Borrower's successors and assigns. No provision stated herein shall be waived without the prior written consent of SBA. The Loan shall be administered as provided in the Guaranty Agreement.

                                                   Philip Lader
                                                   Administrator


/s/Dan L. Cifers     Chief Finance Division      October 17, 1994
------------------------------------------------------------------------
By (Signature)              Title                      Date


Borrower hereby agrees to the conditions imposed herein and further agrees that the terms and conditions herein are for the benefit of, and may be enforced by, Lender and SBA. This Authorization and Loan Agreement Lender and amendments constitute the Loan Agreement between Lender and Borrower and it is agreed by the undersigned that this instrument is not a contract to loan money.

SURREY, INC. (A TEXAS CORPORATION)


By: /s/John B. van der Hagen                          11/17/94
   -----------------------------------------------------------------
         President                                      Date
         John B. van der Hagen



Attest:



 /s/Mary A. van der Hagen                             11/17/94
--------------------------------------------------------------------
    Secretary                                            Date
    Mary A. van der Hagen


NOTE: Corporate applicants must execute Authorization, by duly authorized officer, and seal must be affixed and duly attested; partnership applicants must execute in firm name, together with signature of a general partner.





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